                                   SECOND AMENDMENT

                                          TO

                                   CREDIT AGREEMENT


     This Second Amendment (this "AMENDMENT") dated as of December 10, 1997 to the Credit Agreement dated as of December 3, 1996, as amended by the First Amendment dated as of April 18, 1987 (as so amended, the "CREDIT AGREEMENT"), by and among each of the management investment companies listed on Schedule I thereto, either acting for itself or on behalf of the portfolios (each a "PORTFOLIO") set forth next to such series' or portfolio's name on said Schedule (each of such management investment companies in such individual or representative capacity being hereinafter referred to as an "EXISTING BORROWER" and collectively, the "EXISTING BORROWERS"), and BANKBOSTON, N.A. (formerly known as The First National Bank of Boston), a national banking association with its head office at 100 Federal Street, Boston, Massachusetts 02110 (the "BANK"). Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

     WHEREAS, the Existing Borrowers and the Bank have executed the Credit Agreement providing for a demand, discretionary revolving line of credit for several borrowings by the Existing Borrowers in an aggregate principal amount of up to $100,000,000; and

     WHEREAS, the Existing Borrowers have requested, and the Bank has agreed, to add GT Global Series Trust as Borrower (herein called the "NEW BORROWER"), acting on behalf of GT Global New Dimension Fund, such fund becoming a Portfolio entitled to the benefits of the Credit Agreement, on the terms and conditions set forth below (the Existing Borrowers and the New Borrower being hereinafter referred to as the "BORROWERS"); and

     WHEREAS, the Borrowers have requested that the Maximum Amount be increased to $150,000,000, and the Bank is willing to so increase the Maximum Amount;

     NOW, THEREFORE, the Bank and the Borrowers agree as follows:

     SECTION 1.     AMENDMENTS TO THE CREDIT AGREEMENT.

     (a)  Subsection (i) of the definition of "MAXIMUM AMOUNT" set forth in
Section 1.1 of the Credit Agreement is hereby amended by deleting the amount "$100,000,000" appearing therein and substituting therefor the amount "$150,000,000".

     (b) Schedules I, II, III, IV and V to the Credit Agreement are hereby amended by deleting said schedules in their entirety and substituting therefor new Schedules I, II, III, IV and V in the forms attached hereto.

     SECTION 2.     REPRESENTATIONS AND WARRANTIES.

     Each of the Borrowers represents and warrants as follows:

     (a) The execution, delivery and performance by such Borrower of this Amendment and the other Loan Documents as amended hereby and the borrowing of

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                                         -2-


Loans for its account or for the accounts of any of its Portfolios are within the powers of such Borrower, have been duly authorized by all necessary and proper action on the part of such Borrower, and do not and will not (i) violate or contravene any provision of such Borrower's charter documents or bylaws, or any amendment thereof; (ii) violate or contravene any provision of the Prospectus, Registration Statement or Statement of Additional Information, if applicable, of such Borrower or any of its Portfolios; (iii) conflict with, or result in a breach of any material term, condition or provision of, or constitute a default under or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of the property or assets of such Borrower or Portfolio (other than as contemplated by the Credit Agreement and the Pledge Agreement, if applicable) under, any agreement, trust deed, indenture, mortgage or other instrument to which such Borrower is a party or by which such Borrower or any of its or its Portfolios' property or assets is bound or affected; or (iv) violate or contravene any provision of any material law, regulation, order, ruling or interpretation thereunder or any decree, order or judgment of any court or governmental or regulatory authority, bureau, agency or official.

     (b) This Amendment and all the provisions hereof and of the other Loan Documents constitute the legally valid and binding Obligations of such Borrower, enforceable against such Borrower in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

     (c) No authorization, approval, consent or other action by, and no notice to or filing with, any shareholder or creditor of such Borrower, or governmental or regulatory agency or authority having jurisdiction over such Borrower, is required to make valid and legally binding the execution, delivery and performance by such Borrower of this Amendment or the other Loan Documents or the consummation by such Borrower of the transactions contemplated hereby or thereby, or the exercise by the Bank of its rights and remedies hereunder or thereunder.


     (d) The representations and warranties contained in Section 4 of the Credit Agreement are true and correct as of the date hereof as though made on and as of the date hereof.

     SECTION 3. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment is conditioned on the following:

     (a) each Borrower and the Bank shall each have executed and delivered a counterpart of this Amendment;

     (b) each Existing Borrower shall have delivered to the Bank certified copies of all documents relating to the due authorization and execution by such Existing Borrower of this Amendment as the Bank may reasonably request, including, without limitation, all votes of the Board of Directors of such Borrower authorizing (i) the execution and delivery by such Borrower of this Amendment, (ii) its performance of all of its agreements and

Obligations under this Amendment and the Credit Agreement and the other Loan Documents as amended hereby, and (iii) the borrowings and other transactions contemplated by this Amendment and the Credit Agreement and the other Loan Documents as amended hereby;

     (c) the New Borrower, acting on behalf of its Portfolio, shall have executed and delivered an Assumption Agreement in the form attached hereto, together with the documents and certificates referred to therein;

     (d) the representations and warranties contained in Section 2 hereof shall be true and correct in all material respects as of the date hereof as though made on and as of the date hereof; and

     (e) no default under the Credit Agreement shall have occurred and is continuing.

     SECTION 4.  MISCELLANEOUS.

     (a) On and after the date hereof, each reference in the Credit Agreement to "this Agreement" or words of like import shall mean and be deemed to be a reference to the Credit Agreement as amended hereby. Each reference to the "Loan Documents" shall include a reference to this Amendment and the Assumption Agreement executed in connection herewith.

     (b) Except as amended and modified hereby, the Credit Agreement is in all respects ratified and confirmed as of the date hereof, and the terms, convenants and agreements therein shall remain in full force and effect.

     (c) This Amendment and the modifications to the Credit Agreement set forth herein shall be deemed to be a document executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

     (d) This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (e) The Bank agrees that it shall look only to the assets of the applicable Borrower or Portfolio for payment of the obligations of such Borrower or Portfolio under the Credit Agreement; and neither the shareholders nor the trustees, nor any of such Borrower's officers, employees or agents, whether past, present or future, nor the assets belonging to any other series of such Borrower shall be personally liable therefor. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by the shareholders or trustees of any Borrower on behalf of such Borrower under the Credit Agreement shall be conclusively deemed to have been executed or done only by or for such Borrower and not personally.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date and the year first above written.

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                                        - 4 -


                                        GT GLOBAL EASTERN EUROPE FUND

                                        By:  /s/ Kenneth W. Chancey
                                           ----------------------------------
                                        Title:    Vice President

                                        GT GLOBAL GROWTH SERIES
                                          on behalf of
                                        GT Global Worldwide Growth Fund
                                        GT Global International Growth Fund
                                        GT Global New Pacific Growth Fund
                                        GT Global Europe Growth Fund
                                        GT Global Japan Growth Fund
                                        GT Global American Growth Fund
                                        GT Global American Small Cap Growth Fund
                                        GT Global American Value Fund

                                        By:  /s/ Kenneth W. Chancey
                                           ----------------------------------
                                        Title:  Vice President

                                        GT INVESTMENT FUNDS, INC.
                                          on behalf of
                                        GT Global Financial Services Fund
                                        GT Global Infrastructure Fund
                                        GT Global Natural Resources Fund
                                        GT Global Consumer Products and Services
                                         Fund
                                        GT Global Health Care Fund
                                        GT Global Telecommunications Fund
                                        GT Global Emerging Markets Funds
                                        GT Global Latin American Growth Fund
                                        GT Global Government Income Fund
                                        GT Global Strategic Income Fund
                                        GT Global High Income Fund
                                        GT Global Growth & Income Fund
                                        GT Global Developing Markets Fund

                                        By:  /s/ Kenneth W. Chancey
                                           ----------------------------------
                                        Title:    Vice President

                                        GT GLOBAL VARIABLE INVESTMENT SERIES
                                          on behalf of
                                        GT Global Variable New Pacific Fund
                                        GT Global Variable Europe Fund
                                        GT Global Variable America Fund
                                        GT Global Variable International Fund

                                        By:  /s/ Kenneth W. Chancey
                                           ----------------------------------
                                        Title:  Vice President

                                        GT GLOBAL VARIABLE INVESTMENT TRUST
                                          on behalf of
                                        GT Global Variable Latin American Fund
                                        GT Global Variable Infrastructure Fund
                                        GT Global Variable Natural Resources
                                         Fund
                                        GT Global Variable Telecommunications
                                         Fund
                                        GT Global Variable Growth & Income Fund
                                        GT Global Variable Strategic Income Fund
                                        GT Global Variable Emerging Markets Fund
                                        GT Global Variable Global Government
                                         Income Fund
                                        GT Global Variable U.S. Government
                                         Income Fund

                                        By:  /s/ Kenneth W. Chancey
                                           ----------------------------------
                                        Title:    Vice President

                                        GT GLOBAL FLOATING RATE FUND, INC.

                                        By:  /s/ Kenneth W. Chancey
                                           ----------------------------------
                                        Title:

                                        GT GLOBAL SERIES TRUST
                                          on behalf of
                                        GT Global New Dimension Fund

                                        By:  Kenneth W. Chancey
                                           ----------------------------------
                                        Title:    Vice President

                                        BANKBOSTON, N.A.

                                        By:  /s/ John T. Doley
                                           ----------------------------------
                                           Vice President